EXHIBIT 32.2
CERTIFICATION OF INTERIM CHIEF FINANCIAL OFFICER
     In connection with the Quarterly Report of Commercial Barge Line Company (the “Company”) on Form 10-Q for the period ending March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian P. McDonald, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Brian P. McDonald
Brian P. McDonald
Interim Chief Financial Officer

May 16, 2011